Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces First Quarter 2014 Financial Results and

Second Quarter 2014 Dividend of $0.30 Per Share

Venture Growth Stage Focus Delivers Attractive Returns in

Period Following Successful IPO on March 5, 2014

TriplePoint Capital Direct Originations Platform Generates Strong Pipeline

 for Debt Financing to Venture Growth Stage Companies

Menlo Park, Calif., May 13, 2014 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company”), the leading financing provider to venture growth stage companies in the technology, life sciences and other high growth industries backed by a select group of leading venture capital investors, today announced its financial results for its quarter ended March 31, 2014, and its second quarter 2014 dividend of $0.30 per share.  The results presented reflect the Company’s performance from the pricing of its initial public offering on March 5, 2014, through March 31, 2014.

March 5, 2014 through March 31, 2014 Highlights:

•      Raised $147.6 million in total gross proceeds through a successful IPO, including the exercise in full by the underwriters of their option to purchase additional shares of common stock and a concurrent private placement of common stock.

•      Closed a $150.0 million multi-year revolving credit facility.

•      Declared an initial dividend of $0.09 per share, equating to a quarterly dividend rate of $0.30 per share and an annualized dividend rate of $1.20 per share.

•      Earned core net investment income(1) of $844,000, or $0.09 per share.

•      Generated an additional $25.0 million of signed term sheets with venture growth stage companies through TriplePoint Capital’s direct originations platform; closed $7.5 million of new commitments and funded $18.2 million in new investments.

•      Held warrants and equity with an aggregate fair value of $6.4 million as of March 31, 2014.

•      Net asset value of $143.5 million, or $14.58 per share, as of March 31, 2014.

•      Appointed Harold Zagunis chief financial officer.

“We are pleased with the performance of our venture growth stage strategy in the initial period following our successful IPO,” said Jim Labe, chief executive officer and chairman of the board of the Company.  “TriplePoint Capital has an industry-leading platform and we are poised to capitalize on our brand, reputation and track record.  We will continue our investment strategy of leveraging our established relationships with venture capital investors and venture capital-backed companies, understanding the capital needs of venture growth stage companies, and structuring and customizing attractive financing solutions to meet their financing needs.  We believe this proven approach will deliver sustainable returns, cash flow and stock price appreciation to our stockholders over the long term.”

“We appreciate the strong response that our IPO has received from the investment community and our marketplace and we are focused on delivering on our promise,” said Sajal Srivastava, president and chief investment officer of the Company.  “Our initial period results affirm the strength of our model and

(1) Core net investment income is a non-GAAP measure and is provided in addition to, but not as a substitute for, net investment income.  Core net investment income represents net investment income excluding the Company’s capital gains incentive fee.

strategy.  Based on our strong pipeline of attractive investment opportunities, we are growing and scaling our platform in a manner that we believe will deliver significant benefits to our stockholders.”

Portfolio and Investment Activity

On March 5, 2014, in conjunction with the initial public offering, the Company purchased its initial portfolio of assets from TriplePoint Capital and its affiliates for approximately $123.7 million, comprised of $118.5 million of debt investments, $3.2 million of warrant investments and $2.0 million of equity investments.  During the period from March 5, 2014 (commencement of operations) through March 31, 2014, the Company entered into $7.5 million of new commitments, funded six debt investments for $18.2 million and earned warrants representing $0.3 million of value.

As of March 31, 2014, the Company had 47 investments in 17 portfolio companies.  The total cost and fair value of these investments were $142.3 million and $143.6 million, respectively.  As of March 31, 2014, one of the Company’s customers was publicly traded and the other 16 were privately held.

The following table shows detailed information of the total investment portfolio as of March 31, 2014.

	As of March 31, 2014
			Net Unrealized	Number of	Number of
(dollars in thousands)	Cost	Fair Value	Gains	Investments	Companies
Debt Investments	$136,745	$137,272	$527	29	13
Warrant Investments	3,530	4,377	847	16	16
Equity Investments	2,000	2,000	—	2	2
Total Investments	$142,275	$143,649	$1,374	47	17

Unfunded Commitments

As of March 31, 2014, the Company’s unfunded commitments totaled $140.6 million.  Since these commitments may expire without being drawn upon, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

Signed Term Sheets

For the period from March 5, 2014, through March 31, 2014, TriplePoint Capital’s direct originations platform also generated approximately $25.0 million of signed non-binding term sheets to venture growth stage companies.  These are in addition to the $25.0 million of signed non-binding term sheets generated prior to the pricing of the Company’s IPO on March 5, 2014.  All of these opportunities are subject to a number of conditions including completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TriplePoint Capital’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company even though the Company is the primary vehicle through which TriplePoint Capital focuses its venture growth stage business.

Income Statement

For the period from March 5, 2014, to March 31, 2014, the Company’s investment income totaled $1.3 million, representing an average yield of 14.3% on the average balance of its investments for the period held.

Operating expenses for the period from March 5, 2014, to March 31, 2014, were $739,000, consisting of $154,000 of interest expense and amortization of deferred credit facility costs, $144,000 of base management fees, $52,000 of administration agreement expenses, $114,000 of general and administrative expenses and $275,000 of accrued capital gains incentive fees.

For the period from March 5, 2014, to March 31, 2014, the Company recorded net investment income of approximately $569,000, or $0.06 per share.  Excluding the impact of the capital gains incentive fee, the Company’s core net investment income(1) was $844,000, or $0.09 per share.

For the period from March 5, 2014, through March 31, 2014, the Company’s net change in unrealized gains on investments was $1.4 million, or $0.14 per share, consisting of $0.9 million of net change in unrealized gains on warrants and $0.5 million of net change in unrealized gains on debt investments. The Company had no realized gains or losses during the period from March 5, 2014, to March 31, 2014.

The Company’s net increase in net assets resulting from operations for the period from March 5, 2014, to March 31, 2014, was $1.9 million, or $0.20 per share.

Credit Quality

The Company maintains a credit watch list with borrowers placed into five groups based on its judgment.  During the period since the acquisition of the initial portfolio through the end of the quarter, there were no changes within these categories.  As of March 31, 2014, the weighted average investment ranking of the Company’s debt investment portfolio was 1.96.

The following table shows the credit rankings for the 13 companies with which the Company has debt investments outstanding, as of March 31, 2014.

	As of March 31, 2014
(dollars in thousands) Category	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies
Clear (1)	$5,275	3.8%	1
White (2)	131,997	96.2	12
Yellow (3)	—	—	—
Orange (4)	—	—	—
Red (5)	—	—	—
	$137,272	100.0%	13

Net Asset Value

As of March 31, 2014, the Company’s net assets were $143.5 million, or $14.58 per share, as compared to $141.6 million, or $14.38 per share as of March 5, 2013, the date of the pricing of the Company’s IPO and the commencement of the Company’s operations.  The per share calculation is based on the Company’s 9.84 million shares of common stock outstanding as of March 31, 2014.

Liquidity and Capital Resources

As of March 31, 2014, the Company had cash and cash equivalents of $71.1 million, with additional capacity of $130.0 million available under the Company’s revolving credit facility.  Included in cash and cash equivalents were U.S. Treasury bills which the Company sold on April 1, 2014.

On March 11, 2014, the Company announced the completion of its IPO of 9,583,333 shares of its common stock, including the full exercise by the underwriters of their option to purchase additional shares and a concurrent private placement of 257,332 shares, at a public offering price of $15.00 per share, for total gross proceeds of approximately $147.6 million.

Dividend

The Company`s board of directors declared a quarterly dividend of $0.30 per share for the second quarter of 2014 payable on June 17, 2014, to stockholders of record as of May 30, 2014.  This dividend reflects an annualized dividend rate of $1.20 per share.

The Company’s initial dividend of $0.09 per share for the 27-day period from March 5, 2014, to March 31, 2014, also reflected a quarterly dividend rate of $0.30 per share and was paid on April 30, 2014, to stockholders of record on April 15, 2014.

Subsequent Events

Since March 31, 2014:

•      The Company closed commitments of $40.0 million.

•      The Company funded $10.3 million in new investments.

•      TriplePoint Capital’s direct originations platform entered into $55.0 million of additional non-binding signed term sheets with venture growth stage companies, subject to due diligence, definitive documentation and investment committee approval, as well as compliance with TriplePoint Capital’s allocation policy.

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern Time today, May 13, 2014, to discuss its financial results for the period ending March 31, 2014.  To listen to the call, investors and analysts should dial 877-201-0168 (domestic) or 647-788-4901 (international) and enter conference ID 37027811.  Please dial in at least five minutes before the scheduled start time.  A replay of the call will be available through May 26, 2014, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the passcode 37027811.  The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

TriplePoint Venture Growth BDC Corp.  (the “Company”) (NYSE: TPVG) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.  It was formed to expand the venture growth stage business segment of its sponsor, TriplePoint Capital LLC.  The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies focused in technology, life sciences and other high growth industries backed by a select group of leading venture capital investors.  More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.  Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements.  For a further list and description of such risks and uncertainties, see the Company’s final prospectus filed with the Securities and Exchange Commission on March 7, 2014, and other reports filed by the Company with the Securities and Exchange Commission.  The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company.  Forward-looking statements are not predictions of future events.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Chuck Dohrenwend or Trevor Martin

Abernathy MacGregor

212-371-5999 / 415-926-7961

cod@abmac.com / trm@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

(dollars in thousands, except share data)

As of March 31, 2014
Assets
Investments at fair value (amortized cost of $142,275)	$143,649
Cash and cash equivalents	71,152
Deferred credit facility costs	2,931
Prepaid expenses	262
Total Assets	217,994

Liabilities
Revolving credit facility payable	20,000
Payable for U.S. Treasury bill assets	49,999
Base management fee payable	144
Accrued capital gains incentive fee	275
Other accrued expenses and liabilities	4,060
Total Liabilities	74,478

Net Assets	$143,516

Preferred stock, par value $0.01 per share (50,000,000 shares authorized; no shares issued and outstanding)	$—
Common stock, par value $0.01 per share (450,000,000 shares authorized; 9,842,333 shares issued and outstanding)	98
Paid-in capital in excess of par value	141,475
Net investment income	569
Accumulated net unrealized gains	1,374
Net Assets	$143,516

Net Asset Value per Share	$14.58

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except share data)

For the period from March 5, 2014 (Commencement of Operations) to March 31, 2014
Investment Income
Interest income from investments	$1,308

Operating Expenses
Base management fee	144
Capital gains incentive fee	275
Interest expense and amortization of fees	154
Administration agreement expenses	52
General and administrative expenses	114
Total Operating Expenses	739

Net investment income	569
Net realized gains	—
Net change in unrealized gains on investments	1,374

Net Increase in Net Assets Resulting from Operations	$1,943

Core net investment income(1) per share	$0.09
Net investment income per share	$0.06
Net change in net assets per share	$0.20
Weighted average shares outstanding	9,842,333

TRIPLEPOINT VENTURE GROWTH BDC CORP

FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

For the period from March 5, 2014 (Commencement of Operations) to March 31, 2014

Per Share Data
Net asset value at beginning of period	$15.00
Offering costs	(0.62)
Net investment income	0.06
Net increase in unrealized gain on investments	0.14
Net asset value at end of period	$14.58

Ratio / Supplemental Data:
Net asset value at end of period	$143,516
Average net asset value	$142,544

The following information is presented on an annualized basis
Average yield on debt investments	14.3%
Coupon income on debt investments	11.2%
Net accretion of discount and end-of-term payments	3.1%

Core net investment income(1) to average net asset value	8.0%
Net investment income to average net asset value	5.4%
Net increase in net assets to average net asset value	18.4%

Operating expenses excluding incentive fees to average net asset value	2.9%
Income incentive fees to average net asset value	—
Capital gains incentive fees to average net asset value	2.6%
Total operating expenses to average net asset value	5.5%

The following table provides a reconciliation of net investment income to core net investment income for the period from March 5, 2014 through March 31, 2014.

TRIPLEPOINT VENTURE GROWTH BDC CORP

RECONCILIATION OF CORE NET INVESTMENT INCOME

(dollars in thousands, except share data)

For the period from March 5, 2014 (Commencement of Operations) to March 31, 2014

Net investment income	$569
Capital gains incentive fee	275
Core net investment income	$844

Net investment income per share	$0.06
Capital gains incentive fee per share	0.03
Core net investment income per share	$0.09

For the period from March 5, 2014, to March 31, 2014, the Company recorded accrued capital gains incentive fee of $275,000. The capital gains incentive fee accrual, as reported under generally accepted accounting principles, is calculated on the basis of net realized and unrealized gains and losses at the end of each period. The accrued capital gains incentive fee related to the hypothetical liquidation of the portfolio (and assuming no other changes in realized or unrealized gains and losses) would only have become payable on March 31, 2014, to its investment adviser in the event of a complete liquidation of its portfolio as of period end and the termination of the Investment Advisory Agreement (“Agreement”).

The amount of the capital gains incentive fee, if any, which will actually be payable is determined in accordance with the terms of the Agreement and is calculated as of the end of each calendar year (or upon termination of the Agreement). The terms of the Agreement state that the capital gains incentive fee calculation is based on net realized gains, if any, offset by gross unrealized depreciation for the calendar year. No effect is given to gross unrealized appreciation in this calculation.